EXHIBIT 10.18

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT
This Second Amendment to Employment Agreement (the "Agreement") is entered into as of the 21st day of March, 2016 as an amendment to the original Employment Agreement dated September 10, 2014 as amended on September 2, 2015 between Sam J Messina III ("Employee") and Minerco, Inc., a Nevada Corporation, its affiliates, predecessors and subsidiaries (the "Company”).
WHEREAS, Employee and the Company desire to enter into this Amendment Agreement setting forth the terms and conditions for the employment relationship of Employee with the Company during the Employment Term (as defined below). This agreement shall amend the Employment Agreement dated September 10, 2014 between Employee and Company.
NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties to this Amendment Agreement hereby agree to Amend the sections as follows:
3.19     Options to purchase Subsidiary. The Company shall grant to Employee the option to purchase one million (1,000,000) shares of its Common Stock of Athena Brands, Inc. at a purchase price of Twenty-five cents ($0.25) per share. The Employee shall have 36 months to purchase these options on the following schedule:
350,000 shares on or before March 21, 2017;
350,000 shares on or before March 21, 2018; and
300,000 shares on or before March 21, 2019.
Upon the event of a spinoff, change of control or divestiture of Athena Brands, Inc., these option purchase grants will expire 180 days after the effective date of the event. The stock shall be fully paid, non-assessable and shall contain other customary rights and privileges, including piggy back registration rights.

The Company:
Minerco, Inc.
800 Bering Drive, Suite 201
Houston, TX 77057

Employee:
Sam J Messina III
7620 Miramar Road, Suite 4200
San Diego, CA 92126

IN WITNESS WHEREOF, the parties have executed this Amendment Agreement as of the date first above written.
Minerco, Inc., a Nevada Corporation

By:    /s/ V. Scott Vanis
V. Scott Vanis, President, Director

Employee

By:    /s/ Sam J Messina III
Sam J Messina III, an Individual